As filed with the Securities and Exchange Commission on September 3, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-3534162 (I.R.S. Employer Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices, including zip code)

NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan
(Full title of the plan)
Paul J. Hart, Esq.
General Counsel and Secretary
919 Third Avenue, 10th Floor
New York, New York 10022
(Name and Address of Agent for Service)
(212) 551-0600
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Frank R. Adams, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share	price	Registration Fee (2)(3)
Common Stock	450,000 shares	$21.195	$9,537,750	$374.84

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2)	The registration fee has been calculated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act with respect to 450,000 additional shares of common stock that have been authorized to be awarded or issued upon exercise of awards that may be made under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan (as amended and restated, effective May 21, 2008) on the basis of the average of the high and low sale prices for the shares of common stock as reported on The New York Stock Exchange on August 28, 2008.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of the Registrant under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. A Registration Statement on Form S-8 (Registration No. 333-116091) has been previously filed for the existing shares under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

EXPLANATORY NOTE
NYMAGIC, INC. (the “Company”) previously filed Registration Statement No. 333-116091 on Form S-8 (the “Prior Registration Statement”) relating to the Company’s 2004 Amended and Restated Long-Term Incentive Plan (the “2004 Plan”). On May 21, 2008, the Company’s stockholders approved an amendment to the 2004 Plan that increased the number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) available under the 2004 Plan from 450,000 shares to 900,000. Accordingly, this Registration Statement is being filed to register the additional 450,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.
PART II
INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1	NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan (previously attached as Exhibit A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on April 11, 2008).

5.1	Opinion of Dewey & LeBoeuf LLP, counsel to the Company.

23.1	Consent of Dewey & LeBoeuf LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in New York, New York, on the 3rd day of September, 2008.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Thomas J. Iacopelli, Paul J. Hart and A. George Kallop, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ A. George Kallop A. George Kallop	Director, President and Chief Executive Officer (Principal Executive Officer)	September 3, 2008
/s/ Thomas J. Iacopelli Thomas J. Iacopelli	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 3, 2008
/s/ Robert G. Simses Robert G. Simses	Chairman of the Board	September 3, 2008
/s/ John R. Anderson John R. Anderson	Director	September 3, 2008
/s/ Glenn Angiolillo Glenn Angiolillo	Director	September 3, 2008
/s/ Ronald J. Artinian Ronald J. Artinian	Director	September 3, 2008

Signature	Title	Date
/s/ John T. Baily John T. Baily	Director	September 3, 2008
/s/ David E. Hoffman David E. Hoffman	Director	September 3, 2008
/s/ William J. Michaelcheck William J. Michaelcheck	Director	September 3, 2008
/s/ William D. Shaw, Jr. William D. Shaw, Jr.	Director	September 3, 2008
/s/ George R. Trumbull, III George R. Trumbull, III	Director	September 3, 2008
/s/ David W. Young David W. Young	Director	September 3, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan (previously attached as Exhibit A to the Company’s Proxy Statement filed on Schedule 14A as filed with the SEC on April 11, 2008).

5.1	Opinion of Dewey & LeBoeuf LLP, counsel to the Company.

23.1	Consent of Dewey & LeBoeuf LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).